SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

PLATINA ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28335	84-108043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1807 Capital Avenue, Suite 101 - I Cheyenne, Wyoming	82001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(307) 637-3900

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01.  Completion of Acquisition or Disposition of Asset.

    On March 31, 2008, Platina Energy Group, Inc. (the “Company”) entered into an Agreement and Plan of Acquisition (the “Exchange Agreement”) with UTEK
Corporation, a Delaware corporation (“UTEK”), and UTEK’s wholly-owned subsidiary Enhanced Oil Recovery Technologies, Inc., a Nevada corporation (“Enhanced Oil”).
Pursuant to the Exchange Agreement, the Company acquired from UTEK effective March 31, 2008 all of the issued and outstanding shares of common stock of
Enhanced Oil in exchange for (i) 100,000 shares of the Company’s Series F Convertible Preferred Stock that is convertible, no earlier than six months and no later than twelve months from the date of the Exchange Agreement, into $1,440,000 worth of shares of the Company’s common stock based on the average of the five day closing price of the Company’s common stock prior to the conversion date, (ii) two year warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $.25 per share and (iii) two year warrants to purchase 500,000 shares of the Company’s common stock at an exercise price of $.50 per share.

    The principal assets of Enhanced Oil at the time of closing consisted of a Patent License Agreement with the University of Texas System and approximately
$300,000 in cash.  Pursuant to such Patent License Agreement, Enhanced Oil has the exclusive worldwide license rights for the use of Patent No. 6,705,403 described as a production system and method for producing fluids from a well that includes a technology that utilizes a combination of an electrical submersible pump and a jet pump to separate liquid and gas streams. The potential benefit of this system is that it enables a submersible pump and a jet pump to be used in combination in a high gas-to-liquid ratio oil well without installing a gas vent line. The License Agreement also provides for (i) an upfront $60,000 fee that is to be paid by UTEK, (ii) an annual $1,000 maintenance fee, (iii) a royalty of 4% of all consideration received by the Licensee from license customers for the licensed product, (iv) a royalty of 4% of the net sales of the licensed product and (v) a use fee for each production well which is owned or managed by the
Licensee or its affiliates at which the licensed product is installed.

    Prior to the consummation of the acquisition, there were no material relationships between UTEK and its officers, directors, affiliates, associates or stockholders, on the one hand, and the Company and its officers, directors, affiliates, associates or stockholders, on the other hand.

    The financial statements of Enhanced Oil required to be filed with this Current Report on Form 8-K and the pro forma combined financial statements of the
Company required to be furnished with this Current Report on Form 8-K will be filed and furnished on or before June 16, 2008.

Item 3.02.  Unregistered Sales of Equity Securities.

    The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

    The issuance of the common stock and the warrants in connection with the acquisition are claimed to be exempt pursuant to Rule 506 of Regulation D under the
Securities Act of 1933 (the “Act”).  No advertising or general solicitation was employed in offering these securities.  The offering and sale was made only to one accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Act.

    The securities issued in connection with the acquisition were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the
United States in the absence of an effective registration statement or exemption from registration requirements.

Item 9.01.  Financial Statements and Exhibits.

                         (a)                     Financial Statements of Business Acquired.

                                                  The financial statements required to be filed under this Item 9.01(a) are not included in this Current Report on Form 8-K and will be filed on or before June 16, 2008.

                         (b)                    Pro Forma Financial Information.

                                                 The pro forma financial statements required to be furnished under this Item 9.01(b) are not included in this Current Report on Form 8-K and will be furnished on or before June 16, 2008.

                        (c)                    Exhibits

Exhibit No.	Description

2.1	Agreement and plan of Acquisition with UTEK Corporation and Enhanced Oil Recovery Technologies, Inc., a wholly-owned subsidiary of UTEK.
4.1	Certificate of Rights and Preferences of Series F Preferred Stock
4.2	Warrant to purchase 500,000 shares of the common stock at an exercise price of $.25 per share our common stock issued in UTEK Corporation
4.3	Warrant to purchase 500,000 shares of the common stock at an exercise price of $.50 per share our common stock issued in UTEK Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platina Energy Group Inc.

Date:  April 9, 2008                                                                           /s/ Blair Merriam
Blair Merriam, Chief Executive Officer